Exhibit 99

For further information contact: Jeff Elliott or Geralyn DeBusk Halliburton Investor Relations 972-458-8000

Dave & Buster’s, Inc. Completes Sale-Leaseback Transaction

DALLAS—November 17, 2006—Dave & Buster’s, Inc., a leading operator of upscale restaurant/entertainment complexes, today announced that it has completed the sale and simultaneous leaseback of three restaurant locations. The transaction was completed through National Retail Properties, Inc. (NYSE:NNN) at a sale price of $29.6 million.   Net proceeds from the transaction were used to pay down outstanding balances on the Company’s senior credit facility and the Company’s revolving credit facility.

Celebrating over 23 years of operations, Dave and Buster’s was founded in 1982 and is one of the country’s leading restaurant/entertainment concept with 48 locations throughout the United States and Canada. More information on the Company is available on the Company’s web sites, www.daveandbusters.com.

“Safe Harbor” Statements Under the Private Securities Litigation Reform Act of 1995

Statements in this press release regarding Dave & Buster’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward looking statements, see “Risk Factors” in the Company’s Registration Statement on Form S4 filed July 26, 2006, SEC File Number 333-136040.